Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                           Bank of America Corporation
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                     56-0906609
    (State or Other Jurisdiction                        (I.R.S. Employer
 of Incorporation or Organization)                     Identification No.)

 Bank of America Corporate Center                             28255
        100 North Tryon Street                             (Zip Code)
     Charlotte, North Carolina
(Address of Principal Executive Offices)

                          -----------------------------

               Bank of America Corporation Key Employee Stock Plan
                            (Full Title of the Plan)
                         ------------------------------

                              PAUL J. POLKING, ESQ.
                                 General Counsel
                           Bank of America Corporation
                        Bank of America Corporate Center
                             100 North Tryon Street
                         Charlotte, North Carolina 28255
                     (Name and Address of Agent for Service)

                                 (888) 279-3457
          (Telephone Number, Including Area Code, of Agent for Service)
                               -------------------

                         CALCULATION OF REGISTRATION FEE

========================= ====================== ======================= ====================== ======================
                                                        Proposed               Proposed
                                                        Maximum                 Maximum
                                 Amount                 Offering               Aggregate              Amount of
  Title of Securities             to be                  Price                 Offering             Registration
    to be Registered           Registered             Per Unit (1)             Price(1)                  Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock                30,000,000 shares            $47.28             $1,418,400,000            $354,600
========================= ====================== ======================= ====================== ======================

(1) Determined on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on January 8, 2001 in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the Bank of America Corporation Key Employee Stock Plan are effective. Accordingly, pursuant to General Instruction E to Form S-8, Bank of America Corporation (the "Registrant") hereby incorporates by reference herein the contents of such Registration Statements on Form S-8 (Registration Nos. 33-60695 and 333-58657) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

                  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, and Current Reports on Form 8-K filed since January 1, 2000; and

                  (c) The description of the Registrant's Common Stock contained in its registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description, including the Registrant's Current Report on Form 8-K filed September 28, 1998.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Registrant will provide without charge to each participant in the Bank of America Corporation Key Employee Stock Plan, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Charles J. Cooley, Corporate Personnel Executive, Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. Telephone requests may be directed to (888) 279-3457.

Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.                Description of Exhibit
-----------                ----------------------

     5.1 Opinion of Paul J. Polking, Esq., General Counsel of the Registrant, as to the legality of the securities being registered.

    23.1                   Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Paul J. Polking, Esq., General Counsel of the Registrant (included in Exhibit 5.1).

    24.1                   Power of Attorney and Certified Resolution.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 12, 2001.

                                          BANK OF AMERICA CORPORATION



                                          By:   */s/ Hugh L. McColl, Jr.
                                                ------------------------
                                                   Hugh L. McColl, Jr.
                                                   Chairman and
                                                   Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                      Title                           Date
         ---------                                      -----                           ----

*/s/ Hugh L. McColl, Jr.                    Chairman, Chief                       January 12, 2001
---------------------------                 Executive Officer
Hugh L. McColl, Jr.                         and Director
                                            (Principal Executive Officer)



*/s/ James H. Hance, Jr.                    Vice Chairman, Chief                  January 12, 2001
---------------------------                 Financial Officer and Director
James H. Hance, Jr.                         (Principal Financial Officer)



*/s/ Marc D. Oken                           Executive Vice President and          January 12, 2001
---------------------------                 Principal Financial Executive
Marc D. Oken                                (Principal Accounting Officer)



*/s/ Charles W. Coker                       Director                              January 12, 2001
---------------------------
Charles W. Coker

*/s/ Alan T. Dickson                        Director                              January 12, 2001
---------------------------
Alan T. Dickson


*/s/ Frank Dowd, IV                         Director                              January 12, 2001
---------------------------
Frank Dowd, IV


*/s/ Kathleen F. Feldstein                  Director                              January 12, 2001
---------------------------
Kathleen F. Feldstein


                                            Director                              __________, 2001
---------------------------
Paul Fulton


*/s/ Donald E. Guinn                        Director                              January 12, 2001
---------------------------
Donald E. Guinn


                                            Director                              ___________, 2001
---------------------------
C. Ray Holman


*/s/ W.W. Johnson                           Director                              January 12, 2001
---------------------------
W. W. Johnson


*/s/ Kenneth D. Lewis                       President, Chief Operating            January 12, 2001
---------------------------                 Officer and Director
Kenneth D. Lewis


*/s/ Walter E. Massey                       Director                              January 12, 2001
---------------------------
Walter E. Massey


*/s/ O. Temple Sloan, Jr.                   Director                              January 12, 2001
---------------------------
O. Temple Sloan, Jr.


*/s/ Meredith R. Spangler                   Director                              January 12, 2001
---------------------------
Meredith R. Spangler


                                            Director                               ___________, 2001
---------------------------
Ronald Townsend


*/s/ Jackie M. Ward                         Director                              January 12, 2001
---------------------------
Jackie M. Ward

*/s/ Virgil R. Williams                     Director                              January 12, 2001
---------------------------
Virgil R. Williams


*By:  /s /  Charles M. Berger
      -----------------------
         Charles M. Berger
         Attorney-in-Fact

                                INDEX TO EXHIBITS
                                -----------------



Exhibit No.                Description of Exhibit
-----------                ----------------------

     5.1 Opinion of Paul J. Polking, Esq., General Counsel of the Registrant, as to the legality of the securities being registered.

    23.1                   Consent of PricewaterhouseCoopers LLP.

    23.2 Consent of Paul J. Polking, Esq., General Counsel of the Registrant (included in Exhibit 5.1).

    24.1                   Power of Attorney and Certified Resolution.